Exhibit 4.1

MATCHNET PLC
AND
THE BANK OF NEW YORK
As Depositary
AND
OWNERS AND BENEFICIAL OWNERS OF
GLOBAL DEPOSITARY RECEIPTS
Global Deposit Agreement
Dated as of April 28, 2000

GLOBAL DEPOSIT AGREEMENT
          GLOBAL DEPOSIT AGREEMENT dated as of April 28, 2000 among MATCHNET PL.C, incorporated under the laws of England and Wales (herein called the Company), THE BANK OF NEW YORK, a New York banking corporation (herein called the Depositary), and all Owners (as hereinafter defined) and Beneficial Owners (as hereinafter defined) from time to time of Global Depositary Receipts issued hereunder.
W I T N E S S E T H:
          WHEREAS, the Company desires to provide, as hereinafter set forth in this Global Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined), as agent of the Depositary for the purposes set forth in this Global Deposit Agreement, for the creation of Global Depositary Shares representing the Shares so deposited and for the execution and delivery of Global Depositary Receipts evidencing the Global Depositary Shares; and
          WHEREAS, the Global Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Global Deposit Agreement;
          NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:
ARTICLE 1. DEFINITIONS.
          The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Global Deposit Agreement;
     SECTION 1.01. Beneficial Owner.
          The term “Beneficial Owner” shall mean each person owning from time to time any beneficial interest in the Master GDR issued hereunder but who is not the Owner of such Receipt.
     SECTION 1.02. Book-Entry GDSs.
          The term “Book-Entry GDSs” shall mean all GDSs other than Physical GDSs, which are evidenced by a Receipt in book-entry form in accordance with Section 2.01(b).

     SECTION 1.03. Clearstream.
          The term “Clearstream” shall mean Clearstream Banking A.G.
     SECTION 1.04. Commission.
          The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.
     SECTION 1.05. Company.
          The term “Company” shall mean MatchNet PLC, incorporated under the laws of England and Wales, and its successors.
     SECTION 1.06. Custodian.
          The term “Custodian” shall mean the London office of The Bank of New York, as agent of the Depositary for the purposes of this Global Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.
     SECTION 1.07. Depositary; Corporate Trust Office.
          The term “Depositary” shall mean The Bank of New York, a New York banking corporation, and any successor as depositary hereunder. The term “Corporate Trust Office”, when used with respect to the Depositary, shall mean the corporate trust office of the Depositary which at the date of this Global Deposit Agreement is 101 Barclay Street, New York, New York 10286.
     SECTION l.08. Deposited Securities.
          The term “Deposited Securities” as of any time shall mean Shares at such time deposited or deemed to be deposited under this Global Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.
     SECTION 1.09. Dollars; Pounds; Pence; P.
          The term “Dollars” shall mean United States dollars. The terms “Pounds” or “Pence” or “P” shall mean the lawful currency of the United Kingdom.

     SECTION 1.10. DTC.
          The term “DTC” shall mean The Depository Trust Company, or any successor corporation thereto.
     SECTION 1.11. Foreign Currency.
          The term “Foreign Currency” shall mean any currency other than Dollars.
     SECTION 1.12. Foreign Registrar.
          The term “Foreign Registrar” shall mean the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Company for the transfer and registration of Shares.
     SECTION 1.13. Global Depositary Shares; GDSs; Global Depositary Receipts; GDRs.
          The terms “Global Depositary Shares” and “GDSs” shall mean the securities representing the interests in the Deposited Securities and evidenced by Receipts issued hereunder. Each Global Depositary Share shall represent the right to receive one (1) Share, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter Global Depositary Shares shall evidence the rights to receive the amount of Shares or Deposited Securities specified in such Sections. The terms “Global Depositary Receipts” and “GDRs” shall mean the global depositary receipts evidencing the GDSs.
     SECTION 1.14. Global Deposit Agreement.
          The term “Global Deposit Agreement” shall mean this Global Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof, and all instruments supplemental hereto.
     SECTION 1.15. Initial Deposit.
          The term “Initial Deposit” shall mean the deposit of Shares to the account of any Custodian by the Company pursuant to Section 2.02(a) hereof and in connection with an offering of Global Depositary Shares pursuant to an offering circular dated                     , as completed on                                         .
     SECTION 1.16. Master GDR.
          The term “Master GDR” shall mean the GDS registered in the name of the nominee of DTC evidencing all Book-Entry GDSs, as provided in Section 2.01(b).

     SECTION 1.17. Owner.
          The term “Owner” shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.
     SECTION 1.18. Physical GDSs.
          The term “Physical GDSs” shall mean GDSs evidenced by Receipts (other than the Master GDR) issued in physical, certificated form pursuant to Section 2.01 (b) at any time that the book-entry settlement system of DTC is not available for the Book-Entry GDSs as provided in Section 2.01 (b).
     SECTION 1.19. Receipts.
          The term “Receipts” shall mean the Global Depositary Receipts, including the Master GDR, issued hereunder, in substantially the form of Exhibit A hereto, evidencing Global Depositary Shares as the same may be amended from time to time in accordance with the provisions hereof.
     SECTION 1.20. Registrar.
          The term “Registrar” shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts and to countersign Receipts as herein provided and shall include any co-registrars appointed by the Depositary.
     SECTION 1.21. Regulation S.
          The term “Regulation S” shall mean Regulation S, as from time to time amended, under the Securities Act.
     SECTION 1.22. Rule 144.
          The term “Rule 144” shall mean Rule 144, as from time to time amended, under the Securities Act.
     SECTION 1.23. Rule 903.
          The term “Rule 903” shall mean Rule 903, as from time to time amended, under the Securities Act.

     SECTION 1.24. Rule 904.
          The term “Rule 904” shall mean Rule 904, as from time to time amended, under the Securities Act.
     SECTION 1.25. Securities Act.
          The term “Securities Act” shall mean the United States Securities Act of 1933, as from time to time amended.
     SECTION 1.26. Securities Exchange Act.
          The term “Securities Exchange Act” shall mean the United States Securities Exchange Act of 1934, as from time to time amended.
     SECTION 1.27. Shares.
          The term “Shares” shall mean ordinary shares of 1p each in the Company heretofore validly issued and outstanding and fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares, or hereafter validly issued and outstanding and fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares or interim certificates representing such Shares; provided, however, that if there shall occur any change in par value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.08, an exchange or conversion in respect of the Shares, the term “Shares” shall thereafter mean the successor securities resulting from such change in par value, split-up or consolidation or such other reclassification or such exchange or conversion.
     SECTION 1.28. Stamp Taxes.
          The term “stamp taxes” shall mean any stamp duty reserve tax imposed by Part IV of the Finance Act 1986 of the United Kingdom (or any statutory modification or re-enactment thereof) in respect of any deposit of Shares in accordance with Section 2.02 of this Deposit Agreement, or any stamp duty imposed by Part III of the Finance Act 1986 of the United Kingdom (or any statutory modification or re-enactment thereof) on any deposit of Shares in accordance with Section 2.02 of this Deposit Agreement, or both of them, as the context may require.
     SECTION 1.29. United States.
          The term “United States” shall, except as otherwise provided in this Global Deposit Agreement or the Receipts, mean the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

ARTICLE 2.	BOOK-ENTRY SYSTEM, FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.
     SECTION 2.01. Form and Transferability of Receipts.
          (a) Receipts shall be entitled “Global Depositary Receipts” and shall be substantially in the form set forth in Exhibit A annexed to this Global Deposit Agreement, with appropriate insertions, modifications and omissions as hereinafter provided. No Receipt shall be entitled to any benefits under this Global Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar (other than the Depositary) for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar. The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.
Each Receipt shall bear the following legend:
THIS GLOBAL DEPOSITARY RECEIPT, THE GLOBAL DEPOSITARY SHARES EVIDENCED HEREBY AND THE ORDINARY SHARES OF 1P EACH OF MATCHNET PLC (“SHARES”) REPRESENTED THEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.
           In addition to the foregoing, the Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Global Deposit Agreement as may be required (i) by the Depositary; (ii) to comply with any applicable law or regulations or with the rules and regulations thereunder of any securities exchange upon which Global Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date or manner of issuance of the underlying Deposited Securities or otherwise; or (iii) by Section 2.01(b) or otherwise.
          The Receipts shall bear a CUSIP number that is different from any CUSIP number that is or may be assigned to any other restricted depositary receipt facility relating to the Shares.
          If applicable, the Receipts shall bear an ISIN number that is different from any ISIN number that is or may be assigned to any other restricted depositary receipt facility relating to the Shares.
          (b) The Company and the Depositary shall make application to DTC and Clearstream for acceptance of the Book-Entry GDSs for their respective book-entry settlement systems. The Company hereby appoints the Depositary acting through any authorized officer thereof as its attorney-in-fact, with full power to delegate, for purposes of executing any agreements, certifications or other instruments or documents necessary or desirable in order to effect the acceptance of the Book-Entry GDSs for DTC and Clearstream eligibility, including but not limited to a letter of representations, with such modifications as are agreed to by the Company and the other parties thereto.
          So long as the Book-Entry GDSs are eligible for book-entry settlement with DTC, unless otherwise required by law, such Book-Entry GDSs representing the Shares deposited with any Custodian shall be represented by a Master GDR registered in the name of a nominee of DTC (initially expected to be Cede & Co.) and no person acquiring such Book-Entry GDSs shall receive or be entitled to receive physical delivery of certificated Receipts evidencing Global Depositary Shares. Accordingly, each Beneficial Owner must rely upon the procedures of DTC and institutions having accounts with DTC to exercise or be entitled to any rights of an Owner of a Receipt. The Bank of New York or such other entity as is agreed with DTC may hold the Master GDR as custodian for DTC. During any period in which Book-Entry GDSs are represented by the Master GDR, ownership of beneficial interests in the Master GDR shall be shown on, and the transfer of such ownership shall be effected only through, records maintained by (i) DTC or its nominee (with respect to participants’ interests) or (ii) institutions having accounts with DTC. All references in this Global Deposit Agreement to issuance or delivery of Receipts shall be deemed to include, where applicable, adjustments in the records of the Depositary showing the number of Book-Entry GDSs evidenced by the Master GDR.
          The Company has requested that DTC not effect any book-entry deliveries of the Book-Entry GDSs, except deliveries to or between DTC participant accounts maintained by the banks that act as depositaries for Clearstream (the “Deliver Order Chill”) until the Company delivers further instructions.

          For so long as the Master GDR is registered in the name of a nominee of DTC, it shall bear a legend substantially in the following form:
     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the agent authorized by the issuer for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
          If, at any time when Book-Entry GDSs are represented by the Master GDR, DTC (or Clearstream) ceases to make its book-entry settlement system available for the Book Entry GDSs, the Company shall consult with the Depositary regarding other arrangements for book-entry settlement. Only in the event that it is impracticable without undue effort or expense to continue to make the GDSs available in book-entry form as determined by the Company and the Depositary shall the Company instruct the Depositary to make Receipts evidencing Physical GDSs available to the Beneficial Owners in physical, certificated form, which availability shall be subject to such additions, deletions and modifications to the form of Receipt attached hereto as Exhibit A and this Global Deposit Agreement, and subject to the requirements of any other documents, statements or certifications in connection therewith, as the Company and the Depositary may, from time to time, agree. In the event of issuance of Receipts in physical, certificated form evidencing Physical GDSs, such Receipts may evidence any number of Global Depositary Shares.
          The Receipts shall be typewritten, in the case of the Master GDR, and otherwise shall be engraved, lithographed, printed or typewritten, or in such other form as may be agreed upon by the Company and the Depositary. The Master GDR shall bear such legend or legends as may be required by DTC for acceptance of the Book-Entry GDSs for its book-entry settlement system. The Master GDR shall provide that it shall represent the aggregate amount of Book-Entry GDSs from time to time indicated in the records of the Depositary as being issued hereunder and that the aggregate amount of Global Depositary Shares represented thereby may from time to time be increased or decreased by the adjustment of such records of the Depositary and of DTC or its nominee as hereinafter provided.
          (c) Title to a Receipt (and to the Global Depositary Shares evidenced thereby), when properly endorsed or accompanied by a proper instrument or instruments of transfer and transferred in accordance with the terms of this Global Deposit Agreement, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Global Deposit Agreement and for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under this Global Deposit Agreement to any holder of a Receipt unless such holder is the Owner thereof.
     SECTION 2.02. Deposit of Shares.
          (a) The Initial Deposit shall be made by delivery of Shares by the Company (or on behalf of the Company at its direction) to an account maintained by any Custodian for such purpose. Provided that the Book-Entry GDSs are accepted for the book-entry settlement system of DTC and Clearstream, it is contemplated that all GDSs sold in connection with the Initial Deposit will be Book-Entry GDSs. Prior to such delivery, the Company shall deliver, or cause to he delivered, (i) to the Depositary (A) a certificate signed on behalf of the Company, certifying the number of Book-Entry GDSs sold in connection with the Initial Deposit (the “Initial Deposit Certificate”), (B) a written order from or on behalf of the Company directing the Depositary to execute and deliver to DTC or its custodian to be credited to the participant accounts of Clearstream, the Master GDR evidencing the number of Book-Entry GDSs specified in the Initial Deposit Certificate, and (C) evidence satisfactory to the Depositary that amounts in respect of any applicable stamp taxes have been fully paid, and (ii) to DTC, an instruction on behalf of the Company, specifying the DTC participant or participants to whose account(s) such Book-Entry GDSs should be credited.
          (b) Subsequent to the Initial Deposit, subject to the terms and conditions of this Global Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited under this Global Deposit Agreement by delivery thereof to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian, together with a duly executed and completed written certification and agreement (“Depositor Certificate”), in substantially the form attached as Annex I hereto, by or on behalf of the person who will be the Beneficial Owner of the Global Depositary Shares to be issued upon deposit of such Shares, and all such certifications, documents, other information (including, with respect to any applicable stamp taxes, evidence satisfactory to the Depositary that any such amounts have been fully paid) and payments as may be required by the Depositary or the Custodian in accordance with the provisions of this Global Deposit Agreement, and, if the Depositary requires, together with a written order (1) directing the Depositary to adjust its records, as contemplated by Section 2.01 (b), so as to increase, by the number of Global Depositary Shares representing such deposited Shares, the number of Global Depositary Shares evidenced by the Master GDR, and specifying the person or persons to whose DTC participant account such increase in the number of Global Depositary Shares should be credited or (2) in the case of deposits made at any time that DTC’s book-entry settlement system is not available for the Book-Entry GDSs as provided in Section 2.01(b), directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts in physical certificated form, for the number of GDSs representing such deposited Shares; provided, however, that subsequent to the Initial Deposit, the Depositary shall not accept deposits of Shares under this Global Deposit Agreement for a period of 6 months from the date of the start of trading of the GDSs of the Neuer Markt segment of the Frankfurt Stock Exchange.
          No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that all conditions to such deposit have been satisfied by the person depositing such Shares under English laws and regulations and any necessary approval has been granted by any governmental body in England, which is then performing the function of the regulation of currency exchange or any other function which requires approval for the deposit of Shares. If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company or the Foreign Registrar, if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.
          At the request, risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates for Shares to be deposited, together with the other instruments and payments herein specified, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.
          Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents and payments specified above, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Company or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.
          (c) The Depositary agrees to instruct the Custodian to place all Shares accepted for deposit under this Global Deposit Agreement into segregated accounts separate from any Shares of the Company that may be held by such Custodian under any other depositary receipt facility relating to the Shares.

          (d) Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.
     SECTION 2.03. Execution and Delivery of Receipts.
          (a) Upon receipt from the Custodian of confirmation that the Initial Deposit and delivery of the other documents specified in Section 2.02(a) have been duly made, the Depositary, subject to the terms and conditions of this Global Deposit Agreement, shall execute and deliver to DTC or its custodian the Master GDR evidencing the number of Book-Entry GDSs specified in the Initial Deposit Certificate as having been sold in connection with the Initial Deposit.
          (b) In the case of any deposit of Shares other than the Initial Deposit, upon receipt by any Custodian of any deposit pursuant to Section 2.02(b) hereunder (and in addition, if the transfer books of the Company or the Foreign Registrar, if applicable, are upon the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Company that any Deposited Securities have been recorded upon the books of the Company or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents and payments required as specified above and pursuant to Section 2.06, such Custodian shall notify the Depositary of such deposit and the name and DTC account number of the DTC participant or participants to whose account(s) the Book-Entry GDSs should be credited or, if DTC’s book-entry settlement system is not then available for the Book-Entry GDSs as provided in Section 2.01(b), the person or persons to whom or upon whose written order a certificated Receipt or Receipts for Physical GDSs are deliverable in respect thereof and the number of Global Depositary Shares to be evidenced thereby. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by air courier, cable, telex or facsimile transmission.
          Upon receiving such notice from such Custodian, the Depositary or its agent, subject to this Global Deposit Agreement, shall (a) if DTC’s book-entry settlement system is then available for the Book-Entry GDSs (i) adjust its records to reflect such deposit so as to evidence the aggregate number of Book-Entry GDSs then outstanding and (ii) instruct DTC to adjust its records to reflect such increase and credit the designated DTC participant account or accounts with such increase, or (b) if DTC’s book-entry settlement system is not then available for Book-Entry GDSs as provided in Section 2.01 (b), execute and deliver outside the United States at the expense and risk of the person depositing such Shares, to or upon the order of the person or persons named in the notice delivered to the Depositary, a certificated Receipt or Receipts, registered in the name or names requested by such person or persons, and evidencing in the aggregate the number of Physical GDSs to which such person or persons are entitled, but, in either case, (A) only upon payment to the Depositary or Custodian of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited Shares and (B) subject to the other terms of this Global Deposit Agreement and the provisions of the Company’s Memorandum and Articles of Association and of the Deposited Securities.
          The Depositary shall neither execute nor deliver a Receipt nor adjust its records in respect of any deposit of Shares unless a Depositor Certificate in substantially the form appearing as Annex I hereto is provided to the Depositary by or on behalf of the person acquiring beneficial ownership of any CDS; provided, that such certification and agreement need not be given and made in connection with the Initial Deposit and the initial issuance of Receipts.
     SECTION 2.04. Transfer of Receipts; Combination and Split-up of Receipts.
          The Depositary, subject to the terms and conditions of this Global Deposit Agreement, including payment of the fees of the Depositary as provided in Section 5.09, shall register transfers of Receipts on its transfer books from time to time, (a) if the book-entry settlement system of DTC is then available for the Book-Entry GDSs, upon receipt by the Depositary at its Corporate Trust Office of written instructions from DTC or DTC’s nominee on behalf of any Beneficial Owner and (b) if the book-entry settlement system of DTC shall become unavailable for the Book-Entry GDSs, upon surrender at the Corporate Trust Office of the Depositary of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by a proper instrument or instruments of transfer (including, in the case of any Receipt in physical, certificated form, the due execution and completion of any endorsements appearing thereon relating to compliance with restrictions applicable to the transfer thereof), and duly stamped as may be required by the laws of the State of New York and of the United States. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto, subject to receipt of any certifications by such person as the Depositary and the Company may require in order to comply with applicable laws, but only upon payment to the Depositary of the fees of the Depositary as provided in Section 5.09.
          The Depositary may deliver a Receipt or Receipts in exchange for an unrestricted depositary receipt or unrestricted depositary receipts, upon the same terms and subject to the same conditions as apply to a deposit for a Receipt under Section 2.02(b).
          The Depositary, subject to the terms and conditions of this Global Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of Global Depositary Shares requested, evidencing the same aggregate number of Global Depositary Shares as the Receipt or Receipts surrendered.
          Notwithstanding the foregoing, with respect to any transfer of a Receipt evidencing Physical GDSs, upon the surrender of such Receipt together with written instructions as to the person or persons, or to whose DTC participant account the Physical GDSs to be transferred are to be credited, the Depositary will, if at the time DTC’s book-entry settlement system is available for Book-Entry GDSs, cancel the surrendered Receipt, adjust its records, and instruct DTC to adjust its records, so as to increase the number of Global Depositary Shares represented by the Master GDR by the number of Physical GDSs evidenced by the Receipt so surrendered for transfer and inform DTC as to the person or persons, or to whose DTC participant account such Global Depositary Shares are to be credited.
          The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.
     SECTION 2.05. Surrender of Receipts and Withdrawal of Shares.
          Subject to the terms and conditions of this Global Deposit Agreement, upon (i) receipt by the Depositary at its Corporate Trust Office of written instructions from DTC or DTC’s nominee on behalf of any Beneficial Owner, if the book-entry settlement system of DTC is then available for the Book-Entry GDSs, and (ii) surrender at the Corporate Trust Office of the Depositary of a Receipt evidencing Book-Entry GDSs or Physical GDSs, if the book-entry settlement system of DTC shall have become unavailable for Book-Entry GDSs, in either case for the purpose of withdrawal of the Deposited Securities represented by the Global Depositary Shares evidenced by such Receipt or representing such person’s beneficial interest in Book-Entry GDSs evidenced by the Master GDR, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.09 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Global Deposit Agreement, the Memorandum and Articles of Association of the Company, the Deposited Securities and applicable law, the Owner of such Receipt acting for itself or on behalf of the Beneficial Owner or DTC participant, as the case may be, shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the Global Depositary Shares evidenced by such Receipt or such beneficial interest in Book-Entry GDSs evidenced by the Master GDR. Delivery of such Deposited Securities may be made by the delivery of (x) certificates in the name of such Owner or as ordered by him or certificates properly endorsed or accompanied by a proper instrument or instruments of transfer to such Owner or as ordered by him, and (y) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.
          Notwithstanding the foregoing, no Deposited Securities may be withdrawn upon receipt of written instructions from DTC or DTC’s nominee on behalf of any Beneficial Owner or the surrender of a Receipt, as the case may be, unless at or prior to the time of surrender, the Depositary shall have received a duly executed and completed written certificate and agreement (“Withdrawal and Transfer Certificate”), in substantially the form attached hereto as Annex II, by or on behalf of the person surrendering such Receipt who after such withdrawal will be the beneficial owner of such Deposited Securities.
          A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by a proper instrument or instruments of transfer in blank, and if the Depositary so requires, the Owner thereof or the Beneficial Owner of an interest as to which withdrawal instructions have been given, as the case may be, shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the London office of such Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Global Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the Global Depositary Shares evidenced by such Receipt or such beneficial interest in Book-Entry GDSs evidenced by the Master GDR, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the Global Depositary Shares evidenced by such Receipt or such beneficial interest, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.
          At the request, risk and expense of any Owner so surrendering a Receipt or any Beneficial Owner submitting such written instructions for delivery, and for the account of such Owner or Beneficial Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the Global Depositary Shares evidenced by such Receipt or the beneficial interest in Book-Entry GDSs evidenced by the Master GDR to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by air courier, cable, telex or facsimile transmission.
          Notwithstanding the foregoing, each Owner acknowledges that, and each of the Depositary and the Custodian agrees that neither the Custodian nor the Depositary will make any actual delivery of Shares to any Owner at an address within the United States (as defined under Regulation S).
     SECTION 2.06. Limitations on Execution and Delivery, Transfer and Surrender of Receipts and Withdrawal of Deposited Securities.
          (a) As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities or the adjustment of the Depositary’s records to reflect the deposit of Shares or any such transfer, split-up, combination, surrender or withdrawal, the Depositary, Custodian or Registrar may require payment (or, with respect to any applicable stamp taxes, evidence satisfactory to the Depositary that any such amounts have been fully paid) from the presenter of the Receipt or the depositor of Shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to the Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of this Global Deposit Agreement, including, without limitation, this Section 2.06.
          (b) The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or deposits of Shares may be refused, or the transfer of Receipts in particular instances may be refused, or the registration of transfer, split-up or combination of outstanding Receipts, or the surrender of outstanding Receipts or the receipt of written instructions from any person having a beneficial interest in Book-Entry GDSs represented by the Master GDR for the purpose of withdrawal of Deposited Securities, may be suspended generally or in particular instances, during any period when the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Global Deposit Agreement, or for any other reason,
     SECTION 2.07. Lost Receipts.
          In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.
     SECTION 2.08. Cancellation and Destruction of Surrendered Receipts.
          All Receipts physically surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled.
     SECTION 2.09. Pre-Release.
          Notwithstanding Section 2.03 hereof, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 (a “Pre-Release”). The Depositary may, pursuant to Section 2.03, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered, that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Global Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.
          The Depositary may retain for its own account any compensation received by it in connection with the foregoing.
          The person to whom any Pre-Release is to be made pursuant to this Section 2.09 shall be required to deliver to the Depositary a duly executed and completed Depositor Certificate in substantially the form attached hereto as Annex I.

ARTICLE 3. CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS.
     SECTION 3.01. Filing Proofs, Certificates and Other Information.
          Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, proof of the identity of any person legally or beneficially interested in the Receipt and the nature of such interest, proof of compliance with all applicable laws and regulations and provisions of or governing Deposited Securities and the terms of this Global Deposit Agreement or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or distribution of rights or of the sale proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.
     SECTION 3.02. Liability of Owner for Taxes.
          If any tax or other governmental charge shall become payable (including, without limitation, any applicable stamp taxes) by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented by the Global Depositary Shares evidenced by any Receipt, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner of such Receipt to the Depositary. The Depositary may refuse to effect registration of transfer of such Receipt (or any split-up or combination thereof) or any withdrawal of Deposited Securities represented by the Global Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions in respect of any Deposited Securities, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Securities represented by the Global Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner of such Receipt shall remain liable for any deficiency.
     SECTION 3.03. Warranties on Deposit or Withdrawal of Shares.
          Every person depositing Shares under this Global Deposit Agreement shall be deemed thereby to represent and warrant, in addition to such representations and warranties as may be required pursuant to Section 2.02, that such Shares and each certificate therefor are validly issued, fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized to do so. Such representations and warranties shall survive the deposit of such Shares and the issuance of Receipts.
          Each purchaser of Receipts or Global Depositary Shares or a beneficial interest therein in connection with the Initial Deposit will be deemed to acknowledge, represent and warrant and agree to the same effect as acknowledgment, certification and agreement set out in paragraphs 2, 3 and 4 of Annex I. Each person depositing or withdrawing Shares will be deemed to acknowledge, represent and warrant to the same effect as the acknowledgment and certifications set out in paragraphs 2, 3 and 4 of Annex I or Annex II, as the case may be. Each such purchaser and each such person depositing or withdrawing Shares will be deemed to represent that it understands that the Receipts and the underlying Shares, unless otherwise agreed by the Company and Depositary, will bear one or more legends substantially to the effect set out in Sections 2.01 (a) and 2.01 (b). Such acknowledgments, representations, warranties and agreements shall survive any such purchase, deposit or withdrawal.
ARTICLE 4. THE DEPOSITED SECURITIES.
     SECTION 4.01. Cash Distributions.
          Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, if such cash is received in Foreign Currency, subject to the provisions of Section 4.05, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.09) to the Owners entitled thereto, in proportion to the number of Global Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owner of the Receipts evidencing Global Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto. The Company or its agent will remit to the appropriate governmental agency in England all amounts withheld and owing to such agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of Receipts.

     SECTION 4.02. Distributions Other than Cash, Shares or Rights.
          Subject to the provisions of Sections 4.11 and 5.09, whenever the Depositary shall receive any distribution other than a distribution described in Section 4.01, 4.03 or 4.04, the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, after the deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of Global Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Owners or Beneficial Owners) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to the Owners entitled thereto, all in the manner and subject to the conditions described in Section 4.01. Each beneficial owner of Receipts or Shares so distributed shall be deemed to have acknowledged that the Shares have not been registered under the Securities Act and to have agreed to comply with the restrictions on transfer described in the form of legend set forth in Section 2.01 hereof.
     SECTION 4.03. Distributions in Shares.
          If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may either (i) if Book-Entry GDSs are available, reflect on the records of the Depositary such increase in the aggregate number of GDSs representing Shares evidenced by the Master GDR and give notice to DTC of the related increase in the number of GDSs evidenced by the Master GDR or (ii) if Book-Entry GDSs are not available, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of Global Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively, additional Receipts evidencing an aggregate number of Global Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Global Deposit Agreement with respect to the deposit of Shares and the issuance of Global Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of the fees and expenses of the Depositary as provided in Section 5.09. The Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of such Act. In lieu of delivering Receipts for fractional Global Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01. If such adjustments on the records of the Depositary are not so made or additional Receipts are not so distributed, each Global Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. Each Beneficial Owner of Receipts or Shares so distributed shall be deemed to have acknowledged that the Shares have not been registered under the Securities Act and to have agreed to comply with the restrictions on transfer described in the form of legend set forth in Section 2.01 hereof.
     SECTION 4.04. Rights.
          In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of Global Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.
          In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the Global Depositary Shares of such Owner hereunder the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.
          If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such an Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Global Deposit Agreement, and shall, pursuant to Section 2.03 of this Global Deposit Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of this section, such Receipts shall be legended in the manner provided in Section 2.01 and in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.
          If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of Global Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Global Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.
          The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in this Global Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.
          The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

     SECTION 4.05. Conversion of Foreign Currency.
          Whenever the Depositary shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments, as applicable, upon surrender thereof for cancellation in whole or in part depending upon the terms of such warrants or other instruments. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.
          If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.
          If at any time the Depositary shall determine in its judgment that any Foreign Currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.
          If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.
     SECTION 4.06. Fixing of Record Date.
          Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each Global Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date which shall be the same date as the record date, if any, applicable to the Deposited Securities, or as close thereto as practicable (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each Global Depositary Share will represent the changed number of Shares. Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Global Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of Global Depositary Shares evidenced by Receipts held by them respectively and to give voting instructions, to exercise the rights of Owners hereunder with respect to such changed number of Shares and to act in respect of any other such matter.
     SECTION 4.07. Voting of Deposited Securities.
          Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Company, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of English law and of the Memorandum and Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective Global Depositary Shares and (c) a statement as to the manner in which such instructions may be given , including an express indication that such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated to the Company. Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the Global Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions. If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the Global

Depositary Shares evidenced by such Owner’s Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided, that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.
     SECTION 4.08. Changes Affecting Deposited Securities.
          In circumstances where the provisions of Section 4.03 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Global Deposit Agreement, and Global Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may (a) if Book-Entry GDSs are available, make appropriate entry in its records, or (b) if Book-Entry GDSs are not available, either (i) execute and deliver additional Receipts as in the case of a dividend in Shares or (ii) call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.
     SECTION 4.09. Reports.
          The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to the Owners copies of such reports when furnished by the Company pursuant to Section 5.06.
     SECTION 4.10. Lists of Owners.
          Upon request by the Company, the Depositary shall, at the expense of the Company, furnish to it a list, as of a recent date, of the names, addresses and holdings of

Global Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.
     SECTION 4.11. Withholding.
          In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of Global Depositary Shares held by them respectively.
ARTICLE 5. THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY.
     SECTION 5.01. Maintenance of Office and Transfer Books by the Depositary.
          Until termination of this Global Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Global Deposit Agreement.
          The Depositary shall keep books at its Corporate Trust Office for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Global Deposit Agreement or the Receipts.
          The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.
          If any Receipts or the Global Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.

     SECTION 5.02. Prevention or Delay in Performance by the Depositary or the Company.
          Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law, regulation, order, decree, moratorium or fiat of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Memorandum and Articles of Association of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company or any of their directors, employees, agents or affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Global Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of any Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Global Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Global Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02, or 4.03 of this Global Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of this Global Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.
     SECTION 5.03. Obligations of the Depositary, the Custodian and the Company.
          The Company assumes no obligation nor shall it be subject to any liability under this Global Deposit Agreement to Owners or Beneficial Owners, except that it agrees to perform its obligations specifically set forth in this Global Deposit Agreement without negligence or bad faith.
          The Depositary assumes no obligation nor shall it be subject to any liability under this Global Deposit Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Global Deposit Agreement without negligence or bad faith.

          Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.
          Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner, or any other person believed by it in good faith to be competent to give such advice or information including, but not limited to, any such action or nonaction based upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.
          The Depositary shall not be liable nor any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.
          The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.
          No disclaimer of liability under the Securities Act is intended by any provision of this Global Deposit Agreement.
     SECTION 5.04. Resignation and Removal of the Depositary; Appointment of Successor Depositary.
          The Depositary may at any time resign as Depositary hereunder by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.
          The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

          In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Owners.
          Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.
     SECTION 5.05. The Custodians.
          The Depositary may appoint from time to time one or more agents to act for it as Custodian hereunder. Any such Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute or additional custodian or custodians, each of which shall thereafter be one of the Custodians hereunder. Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.
          Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.
     SECTION 5.06. Notices and Reports.
          On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.
          The Company will arrange for the translation into English and the prompt transmittal by the Company to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares. If requested in writing by the Company, the Depositary will arrange for the mailing, at the Company’s expense, of copies of such notices, reports and communications to all Owners. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.
     SECTION 5.07. Issuance and Distribution of Additional Shares, Rights, etc.
          The Company agrees that in the event of any issuance or distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into or exchangeable for Shares, or (4) rights to subscribe for any such securities (each a “Distribution”), the Company will promptly furnish to the Depositary a written opinion from United States counsel for the Company, which counsel shall be satisfactory to the Depositary, stating whether or not the Distribution requires a registration statement under the Securities Act to be in effect prior to making such Distribution available to Owners entitled thereto. If in the opinion of such counsel a registration statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a registration statement in effect which will cover such Distribution.
          The Company agrees with the Depositary that neither the Company nor any company controlled by, controlling or under common control with the Company will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or any such affiliate, unless a registration statement is in effect as to such Shares under the Securities Act.

     SECTION 5.08. Indemnification.
          The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Global Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or any Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.
          The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.
     SECTION 5.09. Charges of Depositary.
          The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.
          The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar (or any other appointed agent of the Company for transfer and registration of the Shares) and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided for in this Global Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 Global Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 and the surrender of Receipts pursuant to Section 2.05 or 6.02, (6) a fee of $.02 or less per Global Depositary Share (or portion thereof) for any cash distribution made pursuant to the Global Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 hereof, (7) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of Global Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners and (8) a fee not in excess of $1.50 per certificate for a Receipt or Receipts for transfers made pursuant to the terms of the Global Deposit Agreement.
          The Depositary, subject to Section 2.09 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.
     SECTION 5.10. Retention of Depositary Documents.
          The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Global Deposit Agreement at the times permitted by the laws or regulations governing the Depositary, unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.
     SECTION 5.11. Exclusivity.
          The Company agrees not to appoint any other depositary for issuance of Global Depositary Receipts so long as The Bank of New York is acting as Depositary hereunder.
     SECTION 5.12. Available Information.
          [The Company hereby authorizes the Depositary to deliver such information as furnished by the Company to the Depositary during any period in which the Company informs the Depositary it is subject to the information delivery requirements of Rule 144A(d)(4) to any such Owner, Beneficial Owner, holder of Shares or prospective purchaser at the request of such person. The Company agrees to reimburse the Depositary for its reasonable expenses in connection with such deliveries and to provide the Depositary with such information in such quantities as the Depositary may from time to time reasonably request.]

ARTICLE 6. AMENDMENT AND TERMINATION.
     SECTION 6.01. Amendment.
          The form of the Receipts and any provisions of this Global Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners of Receipts in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the execution and delivery or the cancellation of Receipts and taxes, including, without limitation, stamp taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Global Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.
     SECTION 6.02. Termination.
          The Depositary shall, at any time at the direction of the Company, terminate this Global Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Global Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04. On and after the date of termination, the Owner of a Receipt will, upon (a)(i) receipt by the Depositary at its Corporate Trust Office of written instructions from DTC or DTC’s nominee on behalf of any Beneficial Owner, if the book-entry settlement system of DTC is then available for the Book-Entry GDSs, or (ii) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the Global Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends and other distributions to the Owners thereof, and shall not give any further notices or perform any further acts under this Global Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Global Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Global Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Global Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Global Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of this Global Deposit Agreement, the Company shall be discharged from all obligations under this Global Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.
ARTICLE 7. MISCELLANEOUS.
     SECTION 7.01. Counterparts.
          This Global Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Global Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any Owner or Beneficial Owner of a Receipt during business hours.
     SECTION 7.02. No Third Party Beneficiaries.
          This Global Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

     SECTION 7.03. Severability.
          In case any one or more of the provisions contained in this Global Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.
     SECTION 7.04. Owners and Beneficial Owners as Parties; Binding Effect.
          The Owners and Beneficial Owners of Receipts from time to time shall be parties to this Global Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.
     SECTION 7.05. Notices.
          Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to MatchNet PLC, Durrant House, 2nd Floor, 8-13 Chiswell Street, London EC1Y 4UP, England or any other place to which the Company may have transferred its principal office.
          Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: Global Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Corporate Trust Office.
          Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.
          Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

     SECTION 7.06. Governing Law.
          This Global Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.
     SECTION 7.07. Article; Section.
          Wherever references are made in this Global Deposit Agreement to an “Article” or “Articles” or to a “Section” or “Sections”, such references shall mean an article or articles or a section or sections of this Global Deposit Agreement, unless otherwise required by the context.

          IN WITNESS WHEREOF, MATCHNET PLC and THE BANK OF NEW YORK have duly executed this Global Deposit Agreement as of the day and year first set forth above and all Owners and Beneficial Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

MATCHNET PLC
By:	/s/ Joe Shapira
	Name:	JOE SHAPIRA
Title : CEO

THE BANK OF NFW YORK. as Depositary
By:	/s/ David Stueber
	Name:	David Stueber
	Title:	Vice President

Annex I
Certification and Agreement of Certain Acquirors of Receipts
Upon Deposit of Shares Pursuant to Section 2.02 of the
Global Deposit Agreement
          We refer to the Global Deposit Agreement, dated as of April 28, 2000 (the “Global Deposit Agreement”), among MATCHNET PLC (the “Company”), THE BANK OF NEW YORK, as Depositary, and Owners and Beneficial Owners of Global Depositary Receipts (the “Receipts”) issued thereunder. Capitalized terms used but not defined herein shall have the meanings given them in the Global Deposit Agreement.
          1. This certification and agreement is furnished in connection with the deposit of Shares and issuance of Global Depositary Shares to be evidenced by one or more Receipts pursuant to Section 2.02 of the Global Deposit Agreement.
          2. We acknowledge (or if we are a broker-dealer, our customer has confirmed to us that it acknowledges) that the Receipts, the Global Depositary Shares evidenced thereby and the Shares represented thereby have not been and will not be registered under the Securities Act (the “Act”).
          3. We certify that either:
A.	We are, or at the time the Shares are deposited and at the time the Receipts are issued will be, the beneficial owner of the Shares and of the Global Depositary Shares evidenced by such Receipt or Receipts, and (i) either (x) we are an “accredited investor” (as defined in Regulation D) or (y) we are not a U.S. person (as defined in Regulation S) and we are located outside the United States (within the meaning of Regulation S under the Act) and acquired, or have agreed to acquire and will have acquired, the Shares to be deposited outside the United States (within the meaning of Regulation S), and (ii) we are not in the business of buying and selling securities or, if we are in such business, we did not acquire the securities to be deposited from the Company or any affiliate thereof in the initial distribution of Global Depositary Shares and Shares.
OR
B.	We are a broker-dealer acting on behalf of our customer; our customer has confirmed to us that it is, or at the time the Shares are deposited and at the time the Receipt or Receipts are issued will be, the beneficial owner of the

Shares and of the Global Depositary Shares evidenced by such Receipt or Receipts, and (i) either (x) we are an “accredited investor” (as defined in Regulation D) or (y) we are not a U.S. person (as defined in Regulation S) and we are located outside the United States (within the meaning of Regulation S under the Act) and acquired, or have agreed to acquire and will have acquired, the Shares to be deposited outside the United States (within the meaning of Regulation S), and (ii) it is not in the business of buying and selling securities or, if it is in such business, it did not acquire the securities to be deposited from the Company or any affiliate thereof in the initial distribution of Global Depositary Shares and Shares.
     4. We agree (or if we are a broker-dealer, our customer has confirmed to us that it agrees) that we (or it) will not offer, sell, pledge or otherwise transfer such Receipts, the Global Depositary Shares evidenced thereby or the Shares represented thereby except in accordance with Regulation S under the Act, in either case in accordance with any applicable securities laws of any state of the United States.

Very truly yours,

[NAME OF CERTIFYING ENTITY]

By:
Title:
Dated:

Annex II
Certification and Agreement of Persons Receiving
Deposited Securities Upon Withdrawal
Pursuant to Section 2.05 of the
Global Deposit Agreement
          We refer to the Deposit Agreement, dated as of April 28, 2000 (the “Global Deposit Agreement”), among MATCHNET PLC (the “Company”), THE BANK OF NEW YORK, as Depositary thereunder, and Owners and Beneficial Owners of Global Depositary Receipts (the “Receipts”) issued thereunder. Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement.
          1. We are surrendering a Receipt or Receipts in accordance with the terms of the Deposit Agreement for the purpose of withdrawal of the Deposited Securities represented by the Global Depositary Shares evidenced by such Receipt or Receipts (the “Shares”) pursuant to Section 2.05 of the Deposit Agreement.
          2. We acknowledge (or if we are a broker-dealer, our customer has confirmed to us that it acknowledges) that the Receipts, the Global Depositary Shares evidenced thereby and the securities represented thereby have not been and will not be registered under the Securities Act (the “Act”).
          3. We certify that either:
     (a) We are located outside the United States (within the meaning of Regulation S under the Act), and either:
     (i) we have sold or otherwise transferred, or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred, the Receipts or the Shares in accordance with Regulation S under the Act, and we are, or prior to such sale or other transfer we were, the beneficial owner of the Receipts, or
     (ii) we will be the beneficial owner of the Shares upon withdrawal, and, accordingly, we agree that we will not offer, sell, pledge or otherwise transfer the shares except in accordance with Regulation S under the Act.

OR
(b) we are an “accredited investor” (as defined in Regulation D) acting for our own account or for the account of one or more qualified institutional buyers and we have agreed to acquire (or it has agreed to acquire), the Receipts or the Shares in a transaction which we understand is being made in reliance upon the Regulation D safe harbor.
          4. If we are a broker-dealer, we further certify that we are acting for the account of our customer and that our customer has confirmed the accuracy of the representations contained in paragraph 3 hereof that are applicable to it.

Very truly, [NAME OF CERTIFYING ENTITY]
By:
Title:
Dated:

GLOBAL DEPOSITARY SHARES
(Each Global Depositary Share
represents One (1) deposited Share)
EXHIBIT A
[FORM OF RECEIPT]
REGULATION S
     THIS GLOBAL DEPOSITARY RECEIPT, THE GLOBAL DEPOSITARY SHARES EVIDENCED HEREBY AND THE ORDINARY SHARES OF 1P EACH OF MATCHNET PLC (“SHARES”) REPRESENTED THEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE AGENT AUTHORIZED BY THE COMPANY FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE BANK OF NEW YORK
GLOBAL DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF 1P EACH
OF
MATCHNET PLC
(ORGANIZED UNDER THE LAWS OF ENGLAND AND WALES)
          The Bank of New York as depositary (hereinafter called the “Depositary”), hereby certifies that                      , or registered assigns IS THE OWNER OF
GLOBAL DEPOSITARY SHARES
representing deposited ordinary shares of 1p each in registered form (herein called “Shares”) of MatchNet PLC organized under the laws of England and Wales (herein called the “Company”). At the date hereof, each Global Depositary Share represents one (1) Share which is either deposited or subject to deposit under the Global Deposit Agreement at the London office of The Bank of New York (herein called the “Custodian”). The Depositary’s Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE BANK OF NEW YORK, as Depositary
By:
Authorized Signatory
Dated: , 2000

Countersigned:
Authorized Signatory
THE DEPOSITARY’S CORPORATE TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y. 10286

1.	THE GLOBAL DEPOSIT AGREEMENT; BOOK-ENTRY GLOBAL DEPOSITARY SHARES.
     This Global Depositary Receipt is one of an issue (herein called “Receipts”), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of April 28, 2000 (herein called the “Global Deposit Agreement”), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting this Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Global Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect or in lieu of the Shares deposited or deemed to be deposited thereunder and any and all other securities, property and cash from time to time received in respect or in lieu of such Shares and held thereunder (such Shares, securities, property, and cash are herein called “Deposited Securities”). Copies of the Global Deposit Agreement are on file at the Depositary’s Corporate Trust Office in The City of New York and at the office of the Custodian.
     The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Global Deposit Agreement and are qualified by and subject to the detailed provisions of the Global Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Global Deposit Agreement and not defined herein shall have the meanings set forth in the Global Deposit Agreement.
     This Receipt shall bear a CUSIP number that is different from any CUSIP number that is or may be assigned to any other restricted depositary shares relating to the Shares.
     If applicable, this Receipt shall bear an ISIN number that is different from any ISIN number that is or may be assigned to any other restricted depositary shares relating to the Shares.
     So long as the Book-Entry GDSs are eligible for book-entry settlement with DTC, unless otherwise required by law, such Book-Entry GDSs representing the Shares deposited with any Custodian shall be represented by a Master GDR registered in the name of a nominee of DTC (initially expected to be Cede & Co.) and no person acquiring such Book-Entry GDSs shall receive or be entitled to receive physical delivery of certificated Receipts evidencing Global Depositary Shares. Accordingly, each Beneficial Owner must rely upon the procedures of DTC and institutions having accounts with DTC to exercise or be entitled to any rights of an Owner of a Receipt. The Bank of New York or such other entity as is agreed with DTC may hold the Master GDR as custodian for DTC. During any period in which Book-Entry GDSs are represented by the Master GDR, ownership of beneficial interests in the Master GDR shall be shown on, and the transfer of such ownership shall be effected only through, records maintained by (i) DTC or its nominee (with respect to participants’ interests) or (ii) institutions having accounts with DTC. All references in this Global Deposit Agreement to issuance or delivery of

Receipts shall be deemed to include, where applicable, adjustments in the records of the Depositary showing the number of Book-Entry GDSs evidenced by the Master GDR.
     The Company has requested that DTC not effect any book-entry deliveries of the Book-Entry GDSs, except deliveries to or between DTC participant accounts maintained by the banks that act as depositaries for Clearstream (the “Deliver Order Chill”) until the Company delivers further instructions.
     If, at any time when Book-Entry GDSs are represented by a Master GDR, DTC (or Clearstream) ceases to make its book-entry settlement system available for the Book-Entry GDSs, the Company shall consult with the Depositary regarding other arrangements for book-entry settlement. Only in the event that it is impracticable without undue effort or expense to continue to make the Global Depositary Shares available in book-entry form as determined by the Company and the Depositary, the Company shall instruct the Depositary to make Receipts evidencing Physical GDSs available to the Beneficial Owners in physical, certificated form, which availability shall be subject to such additions, deletions and modifications to the form of Receipt and the Global Deposit Agreement and subject to the requirements of any other documents, statements or certifications in connection therewith as the Company and the Depositary may, from time to time, agree. In the event of issuance of Receipts in physical, certificated form evidencing Physical GDSs, such Receipts may evidence any number of Global Depositary Shares.
2.	SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.
     Subject to the terms and conditions of the Global Deposit Agreement, upon (i) receipt by the Depositary at its Corporate Trust Office of written instructions from DTC or DTC’s nominee on behalf of any Beneficial Owner, if the book-entry settlement system of DTC is then available for the Book-Entry GDSs, and (ii) surrender at the Corporate Trust Office of the Depositary of this Receipt evidencing Book-Entry GDSs or Physical GDSs, if the book-entry settlement system of DTC shall have become unavailable for Book-Entry GDSs, in either case, for the purpose of withdrawal of the Deposited Securities represented by the Global Depositary Shares evidenced by such Receipt or representing such person’s beneficial interest in Book-Entry GDSs evidenced by the Master GDR, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.09 of the Global Deposit Agreement and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities (or, with respect to any applicable stamp taxes, upon the Depositary’s receipt of evidence satisfactory to the Depositary that any such amounts have been fully paid), and subject to the terms and conditions of the Global Deposit Agreement, the Memorandum and Articles of Association of the Company, the Deposited Securities and applicable law, the Owner of such Receipt acting for itself or on behalf of the Beneficial Owner or DTC participant, as the case may be, shall be entitled to delivery, to him or upon his order of the amount of Deposited Securities at the time represented by the Global Depositary Shares evidenced by such Receipt or such beneficial interest in Book-Entry GDSs evidenced by the Master GDR. Delivery of such Deposited Securities may be made by the delivery of (x) certificates in the name of such Owner or as ordered by him or certificates properly endorsed or accompanied by a proper instrument or instruments of transfer to such Owner or as ordered by him, and (y) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.
     Notwithstanding the foregoing, no Deposited Securities may be withdrawn upon receipt of written instructions from DTC or DTC’s nominee on behalf of any Beneficial Owner or the surrender of this Receipt, as the case may be, unless at or prior to the time of surrender the Depositary shall have received a duly executed and completed written certificate and agreement (“Withdrawal and Transfer Certificate”), in substantially the form attached as Annex II to the Global Deposit Agreement, by or on behalf of the person surrendering such Receipt who after such withdrawal will be the beneficial owner of such Deposited Securities.
     A Receipt surrendered under Section 2.05 of the Global Deposit Agreement for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by a proper instrument or instruments of transfer in blank, and if the Depositary so requires, the Owner thereof or the Beneficial Owner of an interest as to which withdrawal instructions have been given, as the case may be, shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the London office of such Custodian, subject to Sections 2.06, 3.01 and 3.02 of the Global Deposit Agreement and to the other terms and conditions of the Global Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the Global Depositary Shares evidenced by such Receipt or such beneficial interest in Book-Entry GDSs evidenced by the Master GDR, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the Global Depositary Shares evidenced by such Receipt or such beneficial interest, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.
     At the request, risk and expense of any Owner so surrendering a Receipt or any Beneficial Owner submitting such written instructions for delivery, and for the account of such Owner or Beneficial Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the Global Depositary Shares evidenced by such Receipt or the beneficial interest in

     Book-Entry GDSs evidenced by the Master GDR to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by air courier, cable, telex or facsimile transmission.
     Notwithstanding the foregoing, each Owner acknowledges that, and each of the Depositary and the Custodian agrees that neither the Custodian nor the Depositary will make any actual delivery of Shares to any Owner at an address within the United States (as defined under Regulation S).
3.	TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.
     The transfer of this Receipt is registrable on the books of the Depositary (a) if the book-entry settlement system of DTC is then available for the Book-Entry GDSs, upon receipt by the Depositary at its Corporate Trust Office of written instructions from DTC or DTC’s nominee on behalf of any Beneficial Owner and (b) if the book-entry settlement system of DTC shall become unavailable for the Book-Entry GDSs, upon surrender at the Corporate Trust Office of the Depositary of this Receipt, by the Owner hereof in person or by a duly authorized attorney, properly endorsed or accompanied by a proper instrument or instruments of transfer (including, in the case of any Receipt in physical, certificated form, the due execution and completion of any endorsements appearing thereon relating to compliance with restrictions applicable to the transfer thereof) and duly stamped as may be required by the laws of the State of New York and the United States, and subject to the payment of funds sufficient to pay any applicable transfer taxes and the fees and expenses of the Depositary as provided in Section 5.09 of the Global Deposit Agreement (or, with respect to any applicable stamp taxes, upon the Depositary’s receipt of evidence satisfactory to the Depositary that any such amounts have been fully paid). Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto, subject to receipt of any certifications by such person as the Depositary and the Company may require in order to comply with applicable laws.
     This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of Global Depositary Shares as the Receipt or Receipts surrendered. The Depositary may deliver this Receipt or Receipts in exchange for an unrestricted depositary receipt or unrestricted depositary receipts, upon the same terms and subject to the same conditions as apply to a deposit for this Receipt under Section 2.02(b) of the Global Deposit Agreement. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities or the adjustment of the Depositary’s records to reflect the deposit of Shares or any such transfer, split-up, combination, surrender or withdrawal, the Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to the Shares being deposited or withdrawn) and payment of any applicable fees as herein provided (or, with respect to any applicable stamp taxes, upon the Depositary’s receipt of evidence satisfactory to the Depositary that any such amounts have been fully paid), may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Global Deposit Agreement, including, without limitation, Section 2.06 thereof.
     Notwithstanding the foregoing, with respect to any transfer of a Receipt evidencing Physical GDSs, upon the surrender of such Receipt together with written instructions as to the person or persons, or to whose DTC participant account the Physical GDSs to be transferred are to be credited, the Depositary will, if at the time DTC’s book-entry settlement system is available for Book-Entry GDSs, cancel the surrendered Receipt, adjust its records, and instruct DTC to adjust its records, so as to increase the number of Global Depositary Shares represented by the Master GDR by the number of Physical GDSs evidenced by the Receipt so surrendered for transfer and inform DTC as to the person or persons, or to whose DTC participant account such Global Depositary Shares are to be credited.
     The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or deposits of Shares may be refused, or the transfer of Receipts in particular instances may be refused or the registration of transfer, split-up or combination of outstanding Receipts, or the surrender of outstanding Receipts or the receipt of written instructions from any person having a beneficial interest in Book-Entry GDSs represented by the Master GDR for the purpose of withdrawal of Deposited Securities, may be suspended generally or in particular instances, during any period when the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Global Deposit Agreement, or for any other reason.
4.	LIABILITY OF OWNER FOR TAXES.
     If any tax or other governmental charge shall become payable with respect to this Receipt or any Deposited Securities represented by the Global Depositary Shares evidenced by this Receipt, such tax or other governmental charge will be payable by the Owner or Beneficial Owner hereof to the Depositary (or, with respect to any applicable stamp taxes, such Owner or Beneficial Owner may provide the Depositary with evidence satisfactory to the Depositary that any such amounts have been fully paid). The Depositary may refuse to effect registration of transfer of this Receipt (or any split-up or combination hereof) or any withdrawal of Deposited Securities represented by Global Depositary Shares evidenced by this Receipt until such payment is made, and may withhold any dividends or other distributions in respect of any Deposited Securities, or may sell for the account of the Owner or Beneficial Owner hereof any part or all of the Deposited Securities represented by the Global Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of Such tax or other governmental charge and the Owner or Beneficial Owner hereof will remain liable for any deficiency.
5.	WARRANTIES OF DEPOSITORS.
     Every person depositing Shares under the Global Deposit Agreement will be deemed thereby to represent and warrant, in addition to such representations and warranties as may be required pursuant to Section 2.02 of the Global Deposit Agreement, that such Shares and each certificate therefor are validly issued, fully paid, nonassessable, and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized to do so. Such representations and warranties will survive the deposit of such Shares and issuance of Receipts.
     Each purchaser of Receipts or Global Depositary Shares or a beneficial interest therein in connection with the Initial Deposit will be deemed to acknowledge, represent and warrant and agree to the same effect as the acknowledgment, certification and agreement set out in paragraphs 2, 3 and 4 of Annex I to the Global Deposit Agreement. Each person depositing or withdrawing Shares will be deemed to acknowledge, represent and warrant to the same effect as the acknowledgment and certifications set out in Annex I or II to the Global Deposit Agreement, as the case may be. Each such purchaser and each such person on whose behalf Shares are deposited, and each person depositing or withdrawing Shares will be deemed to represent that it understands that the Receipts and the underlying Shares, unless otherwise agreed by the Company and the Depositary, will bear one or more legends substantially to the effect set out in Sections 2.01(a) and 2.01(b) of the Global Deposit Agreement. Such acknowledgments, representations, warranties and agreements shall survive any such purchase, deposit or withdrawal.
6.	FILING PROOFS, CERTIFICATES AND OTHER INFORMATION.
     Any person presenting Shares for deposit or any Owner or Beneficial Owner of this Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, proof of the identity of any person legally or beneficially interested in this Receipt and the nature of such interest, proof of compliance with all applicable laws and regulations and provisions of or governing Deposited Securities and the terms of the Global Deposit Agreement or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or distribution of rights or of the sale proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of England and that any necessary approval has been granted by any governmental body in England which is then performing the function of the regulation of currency exchange or any other function which requires approval for the deposit of Shares.
7.	CHARGES OF DEPOSITARY.
     The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Global Deposit Agreement) whichever applicable. (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company (or any other appointed agent of the Company for transfer and registration of the Shares) and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the Global Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Global Deposit Agreement (4) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to Section 4.05 of the Global Deposit Agreement, (5) a fee of $5.00 or less per 100 Global Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 of the Global Deposit Agreement, and the surrender of receipts pursuant to Section 2.05 or 6.02 of the Global Deposit Agreement and (6) a fee of $.02 or less per Global Depositary Share (or portion thereof) for any cash distribution made pursuant to the Global Deposit Agreement, including, but not limited to, Sections 4.01 through 4.04 thereof, (7) a fee for the distribution of securities pursuant to Section 4.02 of the Global Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of Global Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (7) treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners and (8) a fee not in excess of $1.50 per certificate for a Receipt or Receipts for transfers made pursuant to the terms of the Global Deposit Agreement.
     The Depositary, subject to Section 2.09 of the Global Deposit Agreement, may own and deal in any class of securities of the Company and its affiliates and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
     Notwithstanding Section 2.03 of the Global Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Global Deposit Agreement (a “Pre-Release”). The Depositary may, pursuant to Section 2.05 of the Global Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered, that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Global Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited under the Global Deposit Agreement; provided, however. that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.
     The Depositary may retain for its own account any compensation received by it in connection with the foregoing.
     The person to whom any Pre-Release is to be made pursuant to Section 2.09 of the Global Deposit Agreement shall be required to deliver to the Depositary a duly executed and completed Depositor Certificate in substantially the form attached to the Global Deposit Agreement as Annex I.
9.	TITLE TO RECEIPTS.
     Title to this Receipt (and to the Global Depositary Shares evidenced hereby), when properly endorsed or accompanied by a proper instrument or instruments of transfer and transferred in accordance with the terms of the Global Deposit Agreement, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Owner hereof as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Global Deposit Agreement and for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Global Deposit Agreement to any holder of this Receipt, unless such holder is the Owner hereof.
10.	VALIDITY OF RECEIPT.
     This Receipt will not be entitled to any benefits under the Global Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary, and if a Registrar (other than the Depositary) for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar.
11.	REPORTS; INSPECTION OF TRANSFER BOOKS.
     The Depositary will make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to the Owners copies of such reports when furnished by the Company pursuant to Section 5.06 of the Global Deposit Agreement.
     The Depositary shall keep books at its Corporate Trust Office for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Global Deposit Agreement or the Receipts.
     The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Global Deposit Agreement.
12.	DIVIDENDS AND DISTRIBUTIONS.
     Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, if such cash is received in Foreign Currency, subject to the provisions of Section 4.05 of the Global Deposit Agreement, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Global Deposit Agreement) to the Owners entitled thereto, in proportion to the number of Global Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owner of the Receipts evidencing Global Depositary Shares representing such Deposited Securities shall be reduced accordingly.
     Subject to the provisions of Sections 4.11 and 5.09 of the Global Deposit Agreement, whenever the Depositary shall receive any distribution other than a distribution described in Section 4.01, 4.03 or 4.04 of the Global Deposit Agreement, the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, after the deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges under the Global Deposit

Agreement in proportion to the number of Global Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Owners or Beneficial Owners of Receipts) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Global Deposit Agreement) shall be distributed by the Depositary to the Owners entitled thereto, all in the manner and subject to the conditions described in Section 4.01 of the Global Deposit Agreement. Each beneficial owner of Receipts or Shares so distributed shall be deemed to have acknowledged that the shares have not been registered under the Securities Act and to have agreed to comply with the restrictions on transfer described in the legend affixed at the beginning hereof.
     If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may either (i) if Book-Entry GDSs are available, reflect on the records of the Depositary such increase in the aggregate number of GDSs representing Shares evidenced by the Master GDR and give notice to DTC of the related increase in the number of GDSs evidenced by the Master GDR or (ii) if Book-Entry GDSs are not available, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of Global Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively, additional Receipts evidencing an aggregate number of Global Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Global Deposit Agreement with respect to the deposit of Shares and the issuance of Global Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Global Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Section 5.09 of the Global Deposit Agreement. The Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of such Act. In lieu of delivering Receipts for fractional Global Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Global Deposit Agreement. If such adjustments on the records of the Depositary are not so made or additional Receipts are not so distributed, each Global Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. Each Beneficial Owner of Receipts or Shares so distributed shall be deemed to have acknowledged that the Shares have not been registered under the Securities Act and to have agreed to comply with the restrictions on transfer described in the form of legend set forth in Section 2.01 of the Global Deposit Agreement.
     In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of Global Depositary Shares held by them respectively.
13.	RIGHTS.
     In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of Global Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.
     In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the Global Depositary Shares of such Owner under the Global Deposit Agreement, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.
     If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such an Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Global Deposit Agreement, and shall, pursuant to Section 2.03 of the Global Deposit Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of Section 4.04 of the Global Deposit Agreement, such Receipts shall be legended in the manner provided in Section 2.01 of the Global Deposit Agreement and in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation and transfer under such laws.
     If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of Global Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights-available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Global Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Global Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.
     The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in the Global Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.
     The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

14.	CONVERSION OF FOREIGN CURRENCY.
     Whenever the Depositary shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments, as applicable, upon surrender thereof for cancellation in whole or in part depending upon the terms of such warrants or other instruments. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Global Deposit Agreement.
     If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.
     If at any time the Depositary shall determine in its judgment that any Foreign Currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.
     If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.
15.	FIXING OF RECORD DATE.
     Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each Global Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date which shall be the same date as the record date, if any, applicable to the Deposited Securities, or as close thereto as practicable (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each Global Depositary Share will represent the changed number of Shares. Subject to the provisions of Sections 4.01 through 4.05 of the Global Deposit Agreement and to the other terms and conditions of the Global Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of Global Depositary Shares evidenced by Receipts held by them respectively and to give voting instructions, to exercise the rights of Owners under the Global Deposit Agreement with respect to such changed number of Shares and to act in respect of any other such matter.
16.	VOTING OF DEPOSITED SECURITIES.
     Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Company, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of English law and of the Memorandum and Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective Global Depositary Shares, and (c) a statement as to the manner in which such instructions may be given[, including an express indication that such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated to the Company]. Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the Global Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions [or deemed instructions. If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the Global Depositary Shares evidenced by this Receipt on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided, that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares].
17.	CHANGES AFFECTING DEPOSITED SECURITIES.
     In circumstances where the provisions of Section 4.03 of the Global Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under the Global Deposit Agreement, and Global Depositary Shares shall thenceforth represent, in addition to existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may (a) if Book-Entry GDSs are available, make appropriate entry in its records, or (b) if Book-Entry GDSs are not available, either (i) execute and deliver additional Receipts as in the case of a dividend in Shares or (ii) call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.
18.	LIABILITY OF THE COMPANY AND DEPOSITARY.
     Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law, regulation, order, decree, moratorium or fiat of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Memorandum and Articles of Association of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company or any of their directors, employees, agents or affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Global Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor shall the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of any Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Global Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Global Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02, or 4.03 of the Global Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Global Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.
     The Company assumes no obligation nor shall it be subject to any liability under the Global Deposit Agreement to any Owner or Beneficial Owner, except that it agrees to perform its obligations specifically set forth in the Global Deposit Agreement without negligence or bad faith. The Depositary assumes no obligation nor shall it be subject to any liability under the Global Deposit Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in the Global Deposit Agreement without negligence or bad faith. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner, or any other person believed by it in good faith to be competent to give such advice or information including, but not limited to, any such action or nonaction based upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. No disclaimer of liability under the Securities Act is intended by any provision of the Global Deposit Agreement.

     The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of the Global Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or any Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.
     The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.
19.	RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.
     The Depositary may at any time resign as Depositary under the Global Deposit Agreement by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Global Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Global Deposit Agreement. In case at any time the Depositary shall resign or be removed, the Company will use its best efforts to appoint a successor depositary, which will be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary will execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment under the Global Deposit Agreement, and thereupon such successor depositary, without any further act or deed, will become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company, will execute and deliver an instrument transferring to such successor all rights and powers of such predecessor under the Global Deposit Agreement, will duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and will deliver to such successor a list of the Owners of all outstanding Receipts. Any such successor depositary will promptly mail notice of its appointment to the Owners. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute or additional custodian or custodians.
20.	AMENDMENT.
     The form of the Receipts and any provisions of the Global Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners of Receipts in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other expenses), or which shall otherwise prejudice any substantial existing right of Owners will, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner and Beneficial Owner at the time any amendment so becomes effective will be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Global Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of this Receipt to surrender such Receipt and receive herefor the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.
21.	TERMINATION OF GLOBAL DEPOSIT AGREEMENT.
     The Depositary shall at any time at the direction of the Company terminate the Global Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Global Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Global Deposit Agreement. On and after the date of termination, the Owner of this Receipt will, upon (a) (i) receipt by the Depositary at its Corporate Trust Office of written instructions from DTC or DTC’s nominee on behalf of any Beneficial Owner, if the book-entry settlement system of DTC is then available for the Book-Entry GDSs, or (ii) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Global Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the Global Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends and other distributions to the Owners thereof, and shall not give any further notices or perform any further acts under the Global Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Global Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Global Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held :under the Global Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it under the Global Deposit Agreement, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Global Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Global Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Global Deposit Agreement, the Company shall be discharged from all obligations under the Global Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 of the Global Deposit Agreement.